Exhibit 99.1

R1 RCM Reports First Quarter 2018 Results
CHICAGO - May 9, 2018 - R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-enabled revenue cycle management services to healthcare providers, today announced results for the three months ended March 31, 2018.
First Quarter 2018 Results:

•	GAAP net services revenue of $147.3 million, up $60.4 million compared to the same period last year

•	GAAP operating loss of $10.8 million, compared to $8.5 million in the same period last year

•	GAAP net loss of $23.3 million, compared to $8.3 million in the same period last year

•	Adjusted EBITDA of $0.3 million, up $1.7 million compared to the same period last year

•	GAAP cash flow from operating activities of negative $9.9 million, an improvement of $18.0 million compared to the same period last year
“In the first quarter of 2018, we made the early investments needed to successfully onboard new customer wins over the course of the year,” said Joe Flanagan, President and Chief Executive Officer of R1. “With the completion of the Intermedix acquisition, we are embarking on a new chapter to better serve our healthcare provider customers. We continue to be very optimistic about the prospects of the business given our differentiated value proposition, favorable end-market dynamics and the associated traction we are seeing with our commercial efforts.”
“We are pleased to have generated another quarter of positive adjusted EBITDA while absorbing upfront costs for new business we plan to onboard in 2018,” added Chris Ricaurte, Chief Financial Officer and Treasurer of R1. “We are making the required investments to successfully onboard approximately $9 billion in expected annualized net patient revenue to our operating partner model this year, and look forward to executing on our commitments.”
Preliminary 2018 Outlook
Subject to finalization of purchase accounting for the Intermedix acquisition, for 2018, R1 expects to generate:

•	Revenue of between $850 million and $900 million

•	GAAP operating loss of $30 million to $55 million

•	Adjusted EBITDA of $50 to $55 million

Conference Call and Webcast Details
R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 866-393-4306 (734-385-2616 outside the U.S. and Canada) using conference code number 1529716. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including adjusted EBITDA. Adjusted EBITDA is defined as GAAP net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, reorganization-related expenses, transaction-related expenses and certain other items.
Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Table 4 presents a reconciliation of GAAP net income to non-GAAP adjusted EBITDA. Table 7 presents a reconciliation of GAAP operating income guidance to non-GAAP adjusted EBITDA guidance. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, our ability to enter into a contract to provide services to Presence Health, our ability to enter into a contract to provide services to Ascension Medical Group, our ability to integrate the Intermedix business as planned and to realize the expected benefits from the acquisition, our ability to successfully deliver on our commitments to Intermountain and Ascension, fluctuations in our results of operations and cash flows, and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 and any other periodic reports that the Company files with the Securities and Exchange Commission.

About R1 RCM
R1 is a leading provider of technology-enabled revenue cycle management services which transform a health system’s revenue cycle performance across settings of care. R1’s proven and scalable operating model, the R1 Performance Stack℠, seamlessly complements a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more visit: R1RCM.com

Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Natalie Joslin
678-585-1206
media@r1rcm.com

Table 1
R1 RCM Inc.
Condensed Consolidated Balance Sheets
(In millions)

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$167.6	$164.9
Accounts receivable, net	8.0	8.2
Accounts receivable, net - related party	30.9	15.4
Prepaid income taxes	0.2	0.6
Prepaid expenses and other current assets	12.4	13.2
Total current assets	219.1	202.3
Property, equipment and software, net	49.0	48.3
Non-current deferred tax asset	58.3	70.5
Restricted cash	2.9	1.5
Other assets	15.5	13.4
Total assets	$344.8	$336.0

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5.0	$7.2
Current portion of customer liabilities	0.9	1.1
Current portion of customer liabilities - related party	31.4	27.1
Accrued compensation and benefits	37.5	37.8
Other accrued expenses	23.5	16.7
Total current liabilities	98.3	89.9
Non-current portion of customer liabilities	—	—
Non-current portion of customer liabilities - related party	14.5	11.5
Other non-current liabilities	13.0	11.9
Total liabilities	125.8	113.3

Preferred Stock	193.9	189.3
Stockholders’ equity (deficit):
Common stock	1.2	1.2
Additional paid-in capital	355.5	337.9
Accumulated deficit	(267.8)	(244.5)
Accumulated other comprehensive loss	(2.3)	(1.6)
Treasury stock	(61.5)	(59.6)
Total stockholders’ equity (deficit)	25.1	33.4
Total liabilities and stockholders’ equity (deficit)	$344.8	$336.0

Table 2
R1 RCM Inc.
Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
Net operating fees	$127.6	$70.7
Incentive fees	8.0	5.6
Other	11.7	3.0
Net services revenue	147.3	86.9
Operating expenses:
Cost of services	138.7	80.9
Selling, general and administrative	17.0	14.3
Other	2.4	0.2
Total operating expenses	158.1	95.4
Income (loss) from operations	(10.8)	(8.5)
Net interest income	0.2	0.1
Income (loss) before income tax provision	(10.6)	(8.4)
Income tax provision (benefit)	12.7	(0.1)
Net income (loss)	$(23.3)	$(8.3)

Net income (loss) per common share:
Basic	$(0.26)	$(0.12)
Diluted	$(0.26)	$(0.12)
Weighted average shares used in calculating net income (loss) per common share:
Basic	105,831,571	101,364,424
Diluted	105,831,571	101,364,424

Table 3
R1 RCM Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
Operating activities
Net income (loss)	$(23.3)	$(8.3)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	4.9	3.2
Share-based compensation	3.9	3.7
Loss on disposal	—	—
Provision (recovery) for doubtful receivables	—	—
Deferred income taxes	12.3	(0.5)
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(15.3)	(24.2)
Prepaid income taxes	(0.4)	3.7
Prepaid expenses and other assets	(0.9)	(15.5)
Accounts payable	(1.4)	(4.0)
Accrued compensation and benefits	(0.2)	3.2
Other liabilities	3.4	3.5
Customer liabilities and customer liabilities - related party	7.1	7.3
Net cash used in operating activities	(9.9)	(27.9)
Investing activities
Purchases of property, equipment, and software	(3.4)	(9.2)
Proceeds from maturation of short-term investments	—	—
Net cash used in investing activities	(3.4)	(9.2)
Financing activities
Series A convertible preferred stock and warrant issuance, net of issuance costs	—	—
Issuance of common stock and stock warrants, net of issuance costs	19.3	—
Exercise of vested stock options	0.2	—
Purchase of treasury stock	—	(0.6)
Shares withheld for taxes	(1.9)	(1.5)
Net cash provided (used in) by financing activities	17.6	(2.1)
Effect of exchange rate changes in cash, cash equivalents and restricted cash	$(0.2)	$0.7
Net increase (decrease) in cash, cash equivalents and restricted cash	4.1	(38.5)
Cash, cash equivalents and restricted cash, at beginning of period	166.4	182.7
Cash, cash equivalents and restricted cash, at end of period	170.5	144.2

Table 4
R1 RCM Inc.
Reconciliation of GAAP net income to Non-GAAP adjusted EBITDA
(In millions)

	Three Months Ended March 31,		2018 vs. 2017 Change
	2018	2017	Amount	%
	(Unaudited)

Net income (loss)	$(23.3)	$(8.3)	$(15.0)	180.7%
Net interest income	(0.2)	(0.1)	(0.1)	100.0%
Income tax provision (benefit)	12.7	(0.1)	12.8	(12,800.0)%
Depreciation and amortization expense	4.9	3.2	1.7	53.1%
Share-based compensation expense	3.9	3.7	0.2	5.4%
Other	2.4	0.2	2.2	1,100.0%
Adjusted EBITDA (non-GAAP)	$0.3	$(1.4)	$1.7	(121.4)%

Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services
(In millions)

	Three Months Ended March 31,
	2018	2017
Cost of services	$138.7	$80.9
Less:
Share-based compensation expense	1.3	1.2
Depreciation and amortization expense	4.6	2.9
Non-GAAP cost of services	$132.8	$76.8

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative
(In millions)

	Three Months Ended March 31,
	2018	2017
Selling, general and administrative	17.0	14.3
Less:
Share-based compensation expense	2.6	2.5
Depreciation and amortization expense	0.3	0.3
Non-GAAP selling, general and administrative	$14.1	$11.5

Table 7
R1 RCM Inc.
Condensed Consolidated Non-GAAP Financial Information
(In millions)

	Three Months Ended March 31,
	2018	2017
	(Unaudited)
RCM services: net operating fees	$127.6	$70.7
RCM services: incentive fees	8.0	5.6
RCM services: other	11.7	3.0
Net services revenue	147.3	86.9

Operating expenses:
Cost of services (non-GAAP)	132.8	76.8
Selling, general and administrative (non-GAAP)	14.1	11.5
Sub-total	146.9	88.3

Adjusted EBITDA	$0.3	$(1.4)

Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

Table 8
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to non-GAAP Adjusted EBITDA Guidance
(In millions)

2018
GAAP Operating Income Guidance	($30)-($55)
Plus:
Depreciation and amortization expense	$25-$30
Share-based compensation expense	$15-$20
Amortization of intangibles	$15-$30
Transaction expenses, severance and other costs	$15-$20
Adjusted EBITDA Guidance	$50-55